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                              Dave & Buster's, Inc.
                (Name of Registrant as Specified In Its Charter)
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The following is a press release dated March 17, 2003 in the form of a letter to the shareholders of Dave & Buster's, Inc. (the "Company") from representatives the Board of Directors of the Company, Mark Levy, Lead Director and Peter
Edison, Chairman of the Nominating and Corporate Governance Committee:

                                  NEWS RELEASE

                                                           FOR IMMEDIATE RELEASE


                                            For more information please contact:
                                                 Investor Relations 214.904.2288


            DAVE & BUSTER'S DISCUSSES RECENT GOVERNANCE AND BUSINESS
                     INITIATIVES IN LETTER TO SHAREHOLDERS

DALLAS, March 17, 2003 - Dave & Buster's, Inc. (NYSE: DAB) today issued the following letter to its shareholders:

Dear Dave & Buster's Shareholder:

We would like to update you on a number of recent governance and business initiatives undertaken by your Board and management to enhance stewardship of your investment and build value for the future.

First, as you know, public companies are subject to new laws regarding corporate governance, including composition of the Board and Board committees. With this in mind, last year we proactively undertook a thorough review of our governance practices and procedures with the goal of not only meeting the requirements of the new laws, but also enhancing our overall corporate governance policies. We made this issue a top priority, and set it as an agenda item for our regularly scheduled Board meeting on March 4, 2003. Our objective is to institute Board changes in an orderly and constructive way.

As the initial outcome of that review process, at the March 4 Board meeting we approved several important items. First, we formed a Nominating and Corporate Governance Committee, which is comprised solely of independent directors and is chaired by Peter Edison. Among the first responsibilities of this new Committee will be to recruit new independent directors to join our Board. This committee will also review and implement policies and procedures to assure the Company's compliance with the new corporate governance requirements. Second, the Board appointed an independent Lead Director to head executive sessions of the Board and also serve as the primary liaison between management and the Board. Mark Levy will serve in that role. These changes represent the first steps in a concerted effort to enhance and strengthen Dave & Buster's governance practices.


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At the same time, the Company's management is implementing strategies to examine and streamline all aspects of Dave & Buster's operations. Management is moving forward with a highly focused program of targeted marketing, disciplined cost oversight, and careful cash management. Improving how the Company executes is paramount, and management is intensely focused on efforts to improve profitability and efficiency.

The Company is also re-directing marketing efforts to emphasize local store public relations and marketing, targeting our core business - the local, repeat business - while attracting new patrons to our stores. We are focusing on labor and product costs and we are updating our amusement offerings, the heart of our distinctive entertainment platform, by replacing older venues with new and exciting models. In addition, throughout 2003 we will be introducing a whole range of new and exciting programs intended to increase sales, including new games, special value promotions, and enhanced marketing efforts. This is being combined with a rigorous business plan well underway to control costs and invest prudently in improving existing operations.

The Board and management believe that the Company can enhance value for shareholders by focusing on the principles that have led to our 20 years of success: offering guests great food and entertainment in a unique setting. While the economic environment continues to be quite challenging, we believe that our experience, resources, and outstanding teams of employees will allow us to manage through this difficult economy, implement our strategies to enhance our performance and emerge a stronger and more exciting enterprise, well positioned for the future.

In the coming weeks and months you will be hearing more from us about our plans on governance and other business matters. In the meantime, together with management and on behalf of the entire Board of Directors, we want you to know that, as always, we are focused on the future of Dave & Buster's and building value for our shareholders.

Sincerely,

Mark Levy                            Peter Edison
Lead Director                        Chair, Nominating and Governance Committee

ABOUT DAVE & BUSTER'S

Celebrating over 20 years of operations, Dave & Buster's was founded in 1982 and is one of the country's leading upscale, restaurant/entertainment concepts, with 32 Dave & Buster's locations throughout the United States. Additionally, Dave & Buster's has international agreements for the Pacific Rim, Canada, the Middle East and Mexico.

FORWARD-LOOKING STATEMENTS

Certain information contained in this press release includes forward-looking statements. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, projections, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts. These statements may be identified, without limitation, by the use of


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forward looking terminology such as "may", "will", "anticipates", "expects",
"projects", "believes", "intends", "should" or comparable terms or the negative thereof. All forward-looking statements included in this press release are based on information available to us on the date hereof. Such statements speak only as of the date hereof. These statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements. These risks and uncertainties include, but are not limited to, the following: our ability to open new high-volume restaurant/entertainment complexes; our ability to raise and access sufficient capital in the future; changes in consumer preferences, general economic conditions or consumer discretionary spending; potential fluctuation in our quarterly operating results due to seasonality and other factors; the continued service of key management personnel; our ability to attract, motivate and retain qualified personnel; the impact of federal, state or local government regulations relating to our personnel or the sale of food or alcoholic beverages; the impact of litigation; the effect of competition in our industry; additional costs associated with compliance with the Sarbanes-Oxley Act and related regulations and requirements; and other risk factors described from time to time in our reports filed with the SEC.

In connection with its annual meeting, Dave & Buster's, Inc. intends to file with the Securities and Exchange Commission (the "SEC") a proxy statement. A copy of the proxy statement filed with the SEC and notice of meeting will be mailed to the shareholders of Dave & Buster's. Investors and shareholders of Dave & Buster's are urged to read the proxy statement when it becomes available because it will contain important information. When they become available, the proxy statement and any other documents filed with the SEC by Dave & Buster's, may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, investors and shareholders also may obtain free copies of the proxy statement and any other documents filed with the SEC by Dave & Buster's by contacting Dave & Buster's Investor Relations, 2481 Manana Drive, Dallas, Texas 75220, (214) 904-2288, and on the Company's website at www.daveandbusters.com.

Dave & Buster's and its executive officers, directors and nominees for the board of directors may be deemed to be participants in the solicitation of proxies from stockholders of Dave & Buster's in favor of the proposals to be presented by Dave & Buster's at the annual meeting. Investors and security holders may obtain additional information regarding the interests of such participants by reading the proxy statement when it becomes available.


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